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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated August 13, 1999, and to all references to our firm included in or made a part of this registration statement on Form N-1A of AHA Investment Funds, Inc., comprising the Full Maturity Fixed Income Portfolio, Limited Maturity Fixed Income Portfolio, Diversified Equity Portfolio and Balanced Portfolio.



                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
August 23, 1999